                                                                    Exhibit 3.15



                               SECOND AMENDMENT TO
          SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                      LEPERCQ CORPORATE INCOME FUND II L.P.

                  This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF LEPERCQ CORPORATE INCOME FUND II L.P. (this "Amendment") is made and entered into on October 22, 2003, but effective as of June 30, 2003, by and among the entities and individuals signatory hereto.

                  A. Lepercq Corporate Income Fund II L.P., a Delaware limited partnership (the "Partnership"), is governed by that certain Second Amended and Restated Agreement of Limited Partnership, dated effective as of August 27, 1998, as amended by that certain First Amendment dated effective as of June 19, 2003 (the "Agreement"). Unless otherwise defined, all capitalized terms used herein shall have such meaning ascribed such terms in the Agreement.

                  B. Lex GP-1 Trust, a Delaware statutory trust, is the General Partner of the Partnership; Lex LP-1 Trust, a Delaware statutory trust, is the Initial Limited Partner of the Partnership; and E. Robert Roskind, Richard J. Rouse and The LCP Group, L.P. collectively hold a majority of the Partnership Units held by the Special Limited Partners of the Partnership.

                  C. Pursuant to Section 14.1 of the Agreement, the Agreement may be amended with the consent of the General Partner, the Initial Limited Partner, and the Special Limited Partners representing a majority of Partnership Units held by such Special Limited Partners.

                  D. As of the date hereof, and pursuant to Section 14.1 of the Agreement, the parties hereto desire to amend the Agreement to extend the term of the Agreement indefinitely, unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 of the Agreement or as otherwise provided by law.

                  NOW, THEREFORE, the undersigned, being desirous of effectuating the foregoing and amending the Agreement accordingly, hereby enter into this Amendment and amend the Agreement as follows:

                  1. Section 2.5. Section 2.5 of the Agreement is deleted in its entirety and replaced with the following:

                  "Section 2.5 Term. The term of the Partnership commenced on October 5, 1993, the date the Certificate was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue indefinitely, unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law."

                  2. Miscellaneous. Except as amended hereby, the Agreement shall remain unchanged and in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment on behalf of the Partnership in accordance with the provisions of
Section 14.1 of the Agreement as of the date first written above.

                                           GENERAL PARTNER:

                                           LEX GP-1 TRUST

                                           By: /s/ Patrick Carroll
                                               ---------------------------------
                                               Name: Patrick Carroll
                                               Title:  Vice President

                                           INITIAL LIMITED PARTNER:

                                           LEX LP-1 TRUST

                                           By: /s/ Patrick Carroll
                                               ---------------------------------
                                               Name: Patrick Carroll
                                               Title:  Vice President

                                           SPECIAL LIMITED PARTNERS:

                                           /s/ E. Robert Roskind
                                           -------------------------------------
                                           E. Robert Roskind

                                           /s/ Richard J. Rouse
                                           -------------------------------------
                                           Richard J. Rouse

                                           THE LCP GROUP, L.P.

                                           By: Third Lero Corp., general partner

                                           By: /s/ E. Robert Roskind
                                           -------------------------------------
                                                Name:  E. Robert Roskind
                                                Title: President